EXHIBIT 99.6

INTERCREDITOR AGREEMENT

Dated as of

September 2, 2008

by and among

ABC Funding, Inc.

as

Borrower,

SUBSIDIARIES OF ABC Funding, Inc.,

from time to time party hereto,

CIT Capital USA Inc.,

as

First Lien Administrative Agent

and

CIT CAPITAL USA INC.,

as

Second Lien Administrative Agent

TABLE OF CONTENTS

SECTION 1.

DEFINITIONS

1.1	Defined Terms
1.2	Terms Generally

SECTION 2.

LIEN PRIORITIES

2.1	Relative Priorities
2.2	Prohibition on Contesting Liens
2.3	No New Liens
2.4	Similar Liens

SECTION 3.

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL

3.1	Exercise of Rights and Remedies
3.2	No Interference
3.3	Rights as Unsecured Creditors
3.4	Insurance and Condemnation Awards

SECTION 4.

PAYMENTS UPON DISPOSITION OF COLLATERAL

4.1	Application of Proceeds
4.2	Payment Over

SECTION 5.

BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

SECTION 6.

INSOLVENCY OR LIQUIDATION PROCEEDINGS

6.1	Finance and Sale Matters
6.2	Relief from the Automatic Stay
6.3	Reorganization Securities
6.4	Post-Petition Interest
6.5	Certain Waivers by the Second Lien Secured Parties
6.6	Certain Voting Matters
6.7	Separate Grants of Security and Separate Classification
6.8	Filing of Claims

SECTION 7.

OTHER AGREEMENTS

7.1	Matters Relating to Loan Documents
7.2	Effect of Refinancing of Indebtedness under First Lien Loan Documents
7.3	Second Lien Secured Parties Purchase Option.
7.4	Reinstatement
7.5	Further Assurances

SECTION 8.

REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties of Each Party
8.2	Representations and Warranties of Administrative Agent

SECTION 9.

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE

9.1	No Reliance; Information
9.2	No Warranties or Liability

SECTION 10.

MISCELLANEOUS

10.1	Notices
10.2	Conflicts
10.3	Effectiveness; Survival
10.4	Severability
10.5	Amendments; Waivers
10.6	Subrogation
10.7	Applicable Law; Jurisdiction; Consent to Service of Process
10.8	Waiver of Jury Trial
10.9	Parties in Interest
10.10	Specific Performance
10.11	Headings
10.12	Counterparts
10.13	Termination
10.14	Provisions Solely to Define Relative Rights

INTERCREDITOR AGREEMENT

This Intercreditor Agreement is made as of September 2, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), by and among ABC Funding, Inc., a Nevada corporation (the “Borrower”); the Subsidiaries of the Borrower which are parties hereto; CIT Capital USA Inc., a Delaware corporation, in its capacity as administrative agent for and on behalf of the First Lien Lenders (as defined below) (together with its successors and assigns in such capacity from time to time, the “First Lien Administrative Agent”); and CIT Capital USA Inc., a Delaware corporation, in its capacity as administrative agent for and on behalf of the Second Lien Lenders (as defined below) (together with its successors and assigns in such capacity from time to time, the “Second Lien Administrative Agent”).

R E C I T A L S

A.           Reference is made to (i) that certain Credit Agreement dated as of even date herewith (as amended, the “CIT First Lien Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “CIT First Lien Lenders”), CIT Capital USA Inc., as the administrative agent for the CIT First Lien Lenders, and CIT Capital Securities LLC, as sole lead arranger (the “Sole Lead Arranger”), (ii) that certain ISDA Master Agreement dated as of September 2, 2008 (as amended, the “First Lien Hedge Agreement” and, together with the CIT First Lien Credit Agreement, collectively, the “First Lien Credit Agreements”), between the Borrower and Macquarie Bank Limited (“Macquarie” and, together with the CIT First Lien Lenders, the “First Lien Lenders”) and (iii) that certain Second Lien Term Loan Agreement dated as of the date hereof (as amended, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreements, the “Credit Agreements”), among Borrower, the second lien lenders from time to time party thereto (the “Second Lien Lenders” and, jointly with the First Lien Lenders, the “Lenders”), the Second Lien Collateral Agent, as administrative agent for the Second Lien Lenders, and the Sole Lead Arranger.

B.           The First Lien Lenders have agreed to make loans and other extensions of credit to Borrower pursuant to the First Lien Credit Agreements, upon, among other terms and conditions, the condition that the First Lien Indebtedness (such term and each other capitalized term used but not defined in the opening paragraph or these recitals having the meaning given it in Section 1 hereof) shall be secured by first priority Liens on, and security interests in, the Collateral.

C.           The Second Lien Lenders have agreed to make loans to the Borrower pursuant to the Second Lien Credit Agreement, upon, among other terms and conditions, the condition that the Second Lien Indebtedness shall be secured by second priority Liens on, and security interests in, the Collateral.

D.           The Credit Agreements require, among other things, that the parties thereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

Accordingly, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS

1.1 Defined Terms.  As used in the Agreement, the following terms shall have the meanings specified below:

“Administrative Agents” shall mean the First Lien Administrative Agent and the Second Lien Administrative Agent.

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Approved Counterparty” shall have the same meaning as defined in the Original First Lien Credit Agreement.

“Bank” shall have the meaning assigned to such term in Recital A of this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.

“Credit Agreements” shall have the meaning assigned to such term in Recital A of this Agreement.

 “DIP Financing” shall have the meaning assigned to such term in Section 6.1(a).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.1(a).

“Discharge of First Lien Indebtedness” shall mean, subject to Section 7.2, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents, (b) payment in full of all other First Lien Indebtedness that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements satisfactory to the First Lien Administrative Agent and the Issuing Bank with respect to all letters of credit issued and outstanding under the Original First Lien Credit Agreement, (d) termination or expiration of all commitments to lend and all obligations to issue letters of credit under the Original First Lien Credit Agreement, and (e) in the case of the First Lien Hedge Agreement, the payment of the net amount due there under in respect of unpaid amounts, early termination payments, indemnities and interest on any of the foregoing.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition.  “Dispose” shall have a correlative meaning.

“First Lien Administrative Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“First Lien Collateral” shall mean the properties and rights described in the Security Instruments (as such term is defined in the Original First Lien Credit Agreement) as security for any First Lien Indebtedness.

 “First Lien Credit Agreements” shall have the meaning assigned to such term in Recital A of this Agreement.

“First Lien Hedge Agreement” shall have the meaning assigned to such term in Recital A of this Agreement.

“First Lien Indebtedness” means the “Indebtedness” as defined in the Original First Lien Credit Agreement.

 “First Lien Lenders” shall have the meaning assigned to such term in Recital A of this Agreement.

“First Lien Loan Documents” shall mean, collectively, (a) the “Loan Documents”, as defined in the Original First Lien Credit Agreement, and (b) the First Lien Hedge Agreement and any and all other agreements, instruments, consents, or certificates now or hereafter executed and delivered by the Borrower or any other person or entity (other than Bank and its successors and assigns) in connection with, or as security for the payment or performance of the First Lien Hedge Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“First Lien Secured Parties” shall mean, at any time, (a) the First Lien Lenders, (b) the First Lien Administrative Agent, (c) the Issuing Bank, (d) each other person to whom any of the First Lien Indebtedness (including First Lien Indebtedness under the First Lien Hedge Agreement or any other Swap Agreement with an Approved Counterparty and indemnification obligations) is owed, and (e) the successors and assigns of each of the foregoing.

“First Lien Security Instruments” shall mean the “Security Instruments,” as defined in the Original First Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any First Lien Indebtedness or under which rights or remedies with respect to any such Lien are governed.

 “First Priority Liens” shall mean all Liens on the First Lien Collateral to secure the First Lien Indebtedness, whether created under the First Lien Security Instruments or acquired by possession, statute, operation of law, subrogation or otherwise.

“Grantors” shall mean the Borrower and each other person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Indebtedness or any Second Lien Indebtedness.

“Guarantors” shall mean collectively each Subsidiary or other Person that has guaranteed, or that may from time to time hereafter guarantee, the First Lien Indebtedness or the Second Lien Indebtedness.

 “Indebtedness” shall mean and include First Lien Indebtedness and Second Lien Indebtedness, as applicable.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.

“Issuing Bank” shall have the same meaning as defined in the Original First Lien Credit Agreement.

“Lenders” shall have the meaning assigned to such term in Recital A of this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third person with respect to such securities.

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“New First Lien Administrative Agent” shall have the meaning set forth in Section 7.2 hereof.

“New First Lien Indebtedness” shall have the meaning set forth in Section 7.2 hereof.

“New First Lien Loan Documents” shall have the meaning set forth in Section 7.2 hereof.

“Original First Lien Credit Agreement” shall have the meaning assigned to such term in Recital A of this Agreement.

“Original First Lien Lenders” shall have the meaning assigned to such term in Recital A of this Agreement.

 “Pledged or Controlled Collateral” shall have the meaning set forth in Section 5(a) hereof.

“Purchase Period” shall have the meaning set forth in Section 7.3 hereof.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean any Indebtedness that has been Refinanced.

“Refinancing Notice” shall have the meaning set forth in Section 7.2 hereof.

“Second Lien Administrative Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Second Lien Collateral” shall mean the properties and rights described in the Security Instruments (as such term is defined in the Second Lien Credit Agreement) as security for any Second Lien Indebtedness.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in Recital A of this Agreement.

“Second Lien Indebtedness” shall mean the “Indebtedness,” as defined in the Second Lien Credit Agreement.

 “Second Lien Lenders” shall have the meaning assigned to such term in Recital A of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents”, as defined in the Second Lien Credit Agreement.

“Second Lien Majority Lenders” shall mean the “Majority Lenders”, as defined in the Second Lien Credit Agreement.

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.1(a).

“Second Lien Secured Parties” shall mean, at any time, (a) the Second Lien Lenders, (b) the Second Lien Administrative Agent, (c) each other person to whom any of the Second Lien Indebtedness (including indemnification obligations) is owed, and (d) the successors and assigns of each of the foregoing.

“Second Lien Security Instruments” shall mean the “Security Instruments,” as defined in the Second Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any Second Lien Indebtedness or under which rights or remedies with respect to any such Lien are governed.

“Second Priority Liens” shall mean all Liens on the Second Lien Collateral to secure the Second Lien Indebtedness, whether created under the Second Lien Security Instruments or acquired by possession, statute, operation of law, subrogation or otherwise.

“Secured Parties” shall mean the First Lien Secured Parties and the Second Lien Secured Parties, as applicable.

“Security Instruments” shall mean the First Lien Security Instruments and the Second Lien Security Instruments, as applicable.

“Sole Lead Arranger” shall have the meaning assigned to such term in Recital A of this Agreement.

“Standstill Period” shall have the meaning assigned to such term in Section 3.2(a).

“Swap Agreement” shall have the same meaning as defined in the Original First Lien Credit Agreement.  For the avoidance of doubt, the First Lien Hedge Agreement shall be a “Swap Agreement”.

 “Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

1.2 Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any person shall be construed to include such person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  LIEN PRIORITIES

2.1 Relative Priorities.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Instrument or any other Loan Document, the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Indebtedness has not occurred, (a) any First Priority Lien securing the First Lien Indebtedness now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens, and (b) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens on the Collateral securing any First Lien Indebtedness.  The First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes (and nothing in this Agreement shall be construed to suggest or imply that the Second Lien Indebtedness itself is subordinated to the First Lien Indebtedness or vice versa).

2.2 Prohibition on Contesting Liens.  Each of the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any First Priority Lien or any Second Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any other First Lien Secured Party to enforce this Agreement.

2.3 No New Liens.  The parties hereto agree that, while this Agreement is in effect, none of the Grantors shall, or shall permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Indebtedness, or (b) grant or permit any additional Liens on any asset to secure any First Lien Indebtedness unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Indebtedness, with each such Lien to be subject to the provisions of this Agreement.  Subject to Section 3.1, to the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Administrative Agent or the other First Lien Secured Parties, the Second Lien Administrative Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens.  The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing, the parties hereto agree to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Administrative Agent or the Second Lien Administrative Agent, the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents.

SECTION 3.  ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL

3.1 Exercise of Rights and Remedies.  (a)  So long as the Discharge of First Lien Indebtedness has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral, or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Lien Administrative Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent may file a proof of claim or statement of interest with respect to the Second Lien Indebtedness; (ii) the Second Lien Administrative Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be, inconsistent with the terms of this Agreement; (iii) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Indebtedness, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.3; and (v) subject to Section 3.2(a), the Second Lien Administrative Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the “Second Lien Permitted Actions”).  Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Indebtedness has occurred, the sole right of the Second Lien Administrative Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive a share of the proceeds of the Collateral, if any, after the Discharge of First Lien Indebtedness has occurred and in accordance with the Second Lien Loan Documents and applicable law.

(b) Subject to Section 7.3, in exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law.  The First Lien Administrative Agent agrees to provide at least 10 days’ prior written notice to the Second Lien Administrative Agent of its intention to foreclose upon or Dispose of any Collateral.

3.2 No Interference.  (a) The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties:

(i) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Indebtedness has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Administrative Agent or any other Second Lien Secured Party is a party) or (B) commence or join with any person (other than the First Lien Administrative Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Lien Administrative Agent may enforce or exercise any or all such rights and remedies, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Administrative Agent has delivered to the First Lien Administrative Agent a written notice that an Event of Default (as defined under the Second Lien Credit Agreement) has occurred (the “Standstill Period”); provided further, however, that (A) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Administrative Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Administrative Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to all or a material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Administrative Agent by the First Lien Administrative Agent) and (B) each Second Lien Secured Party agrees that upon termination of a Standstill Period, if any Second Lien Secured Party or the Second Lien Administrative Agent or other representative of such Second Lien Secured Party intends to commence any action to enforce a Lien on a material portion of the Collateral, then such Second Lien Secured Party or the Second Lien Administrative Agent or other representative shall first deliver notice thereof in writing to the First Lien Administrative Agent not less than ten (10) days prior to taking any such enforcement action.  Such notices may be given during a Standstill Period;

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Administrative Agent or any other First Lien Secured Party against the Collateral, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1;

(iii) subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Administrative Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;

(iv) will not, so long as the Discharge of First Lien Indebtedness has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(v) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Administrative Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Indebtedness or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(vi) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Security Instrument, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

3.3 Rights as Unsecured Creditors.  The Second Lien Administrative Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors including the acceleration of any Second Lien Indebtedness or the receipt of the required payments of principal and interest and other amounts, so long as such receipt is not the direct or indirect result of the exercise of any enforcement action in contravention of this Agreement.

3.4 Insurance and Condemnation Awards.  So long as the Discharge of First Lien Indebtedness has not occurred, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.  All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Indebtedness and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Administrative Agent for the benefit of First Lien Secured Parties to the extent required by the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Indebtedness and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties to the extent required by the terms of the Second Lien Loan Documents, and (c) third, if no Second Lien Indebtedness is outstanding, be paid to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Indebtedness has occurred, if the Second Lien Administrative Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Administrative Agent in accordance with Section 4.2.

SECTION 4. PAYMENTS UPON DISPOSITION OF COLLATERAL

4.1 Application of Proceeds.  So long as the Discharge of First Lien Indebtedness has not occurred, any Collateral or proceeds thereof received by the First Lien Administrative Agent in connection with any Disposition of, or collection on, such Collateral in each case upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Administrative Agent to the First Lien Indebtedness.  Upon the Discharge of First Lien Indebtedness, the First Lien Administrative Agent shall deliver to the Second Lien Administrative Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, to be applied by the Second Lien Administrative Agent to the Second Lien Indebtedness.

4.2 Payment Over.  So long as the Discharge of First Lien Indebtedness has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3), received by the Second Lien Administrative Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in contravention of this Agreement shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties to be applied to the First Lien Indebtedness with a permanent reduction of the commitments thereunder in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

SECTION 5. BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

(a) The First Lien Administrative Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Administrative Agent, or of agents or bailees of the First Lien Administrative Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Administrative Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Section 5, also hold such Pledged or Controlled Collateral as gratuitous bailee for the Second Lien Administrative Agent.

(b) To the extent permitted by applicable law, so long as the Discharge of First Lien Indebtedness has not occurred, the First Lien Administrative Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist.  The obligations and responsibilities of the First Lien Administrative Agent to the Second Lien Administrative Agent and the other Second Lien Secured Parties under this Section 5 shall be limited solely to holding or controlling the Pledged or Controlled Collateral as gratuitous bailee in accordance with this Section 5.  Without limiting the foregoing, the First Lien Administrative Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors.  The First Lien Administrative Agent acting pursuant to this Section 5 shall not, by reason of this Agreement, any other Security Instrument or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Administrative Agent or any other Second Lien Secured Party.

(c) Upon the Discharge of First Lien Indebtedness, the First Lien Administrative Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Second Lien Indebtedness is outstanding at such time, to the Second Lien Administrative Agent, and (ii) if no Second Lien Indebtedness is outstanding at such time, to the applicable Grantor, in each case so as to allow such person to obtain possession and control of such Pledged or Controlled Collateral.  In connection with any transfer under clause (i) of the immediately preceding sentence, the First Lien Administrative Agent agrees to take all such other actions as shall be reasonably requested by the Second Lien Administrative Agent (at the expense of the Borrower) to permit the Second Lien Administrative Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS

6.1 Finance and Sale Matters.  (a)  Until the Discharge of First Lien Indebtedness has occurred, the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties:

(i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

(ii) will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Administrative Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement; provided that the foregoing shall not prevent the Second Lien Secured Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction;

(iii) except to the extent permitted by paragraph (b) of this Section 6.1, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens;

(iv) will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition; and

(v) will not assert in connection with any Disposition of any Collateral any rights under Section 363(k) of the Bankruptcy Code or otherwise credit bid any of the Second Lien Indebtedness, unless such credit bid includes a cash portion for any amounts with respect to the First Lien Indebtedness.

(b) The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other person in contesting, (i) any request by the First Lien Administrative Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Administrative Agent or any other First Lien Secured Party to any motion, relief, action or proceeding.  Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party seeks adequate protection in the form of a Lien on additional collateral, the Second Lien Administrative Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Administrative Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Indebtedness.

(c) Notwithstanding the foregoing, the applicable provisions of Section 6.1(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent the amount of such DIP Financing does not exceed the sum of (i) to the extent Refinanced in connection with, and included as part of, such DIP Financing, the aggregate principal amount of the pre-petition First Lien Obligations, (ii) the pre-petition unused portion of the Borrowing Base (as defined in the Original First Lien Credit Agreement) in effect immediately prior to the commencement of such Insolvency Proceeding and (iii) an amount equal to 20% of the sum of clauses (i) and (ii).

6.2 Relief from the Automatic Stay.  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Indebtedness has not occurred, no Second Lien Secured Party shall, unless the First Lien Administrative Agent or other First Lien Secured Parties are then also doing so, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

6.3 Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Indebtedness and the Second Lien Indebtedness, then, to the extent the debt obligations distributed on account of the First Lien Indebtedness and on account of the Second Lien Indebtedness are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.4 Post-Petition Interest.  (a)  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Indebtedness consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).

(b) The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Administrative Agent or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Indebtedness consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).

6.5 Certain Waivers by the Second Lien Secured Parties.  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law.

6.6 Certain Voting Matters.  Each of the First Lien Administrative Agent, on behalf of the First Lien Secured Parties and the Second Lien Administrative Agent on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding to the extent such classes relate to the priority of Liens on the Collateral.  Except as provided in this Section 6.6, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Administrative Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

6.7 Separate Grants of Security and Separate Classification.  Each Second Lien Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Loan Documents and the Second Lien Loan Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Indebtedness is fundamentally different from the First Lien Indebtedness and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding to the extent such classes relate to the priority of Liens on the Collateral.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Secured Parties and Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions relating to the Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral with the effect being that (i) to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Secured Parties and (ii) the Second Lien Secured Parties hereby acknowledge and agree to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.

6.8 Filing of Claims.  If no proof of claim is filed in any Insolvency or Liquidation Proceeding with respect to any Second Lien Indebtedness by the third (3rd) day prior to the bar date for any such proof of claim, the First Lien Administrative Agent may, after notice to the Second Lien Administrative Agent, file such proof of claim on behalf of the Second Lien Secured Parties, and each Second Lien Secured Party hereby irrevocably appoints the First Lien Administrative Agent as its agent and attorney-in-fact for such limited purpose; provided that the foregoing shall not confer upon the holder of any First Lien Indebtedness the right to vote on behalf of the Second Lien Secured Parties in any Insolvency or Liquidation Proceeding.

SECTION 7. OTHER AGREEMENTS

7.1 Matters Relating to Loan Documents.  (a)  The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Credit Agreements may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Second Lien Majority Lenders, no such amendment, restatement, supplement, modification or Refinancing shall (i) contravene any provision of this Agreement, (ii) increase the “Applicable Percentage” or similar component of the interest rate on the loans under the Original First Lien Credit Agreement (assuming a borrowing of 100% of the available borrowing base) by more than 200 basis points (excluding increases not to exceed 300 basis points resulting from the accrual of interest at the default rate), (iii) modify or impose any scheduled amortization of any portion of the principal amount of the First Lien Indebtedness, (iv) add or make more restrictive any event of default or any covenant with respect to the First Lien Indebtedness or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant more restrictive, unless a corresponding amendment is offered to the Second Lien Lenders, (v) change any redemption, put or prepayment provisions of the First Lien Indebtedness, (vi) directly or indirectly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the Second Lien Indebtedness in a manner that is more restrictive than the prohibitions and restrictions currently contained in the First Lien Credit Agreements, (vii) contractually subordinate in right of payment any of the First Lien Indebtedness, or subordinate the Lien on any of the Collateral securing the First Lien Indebtedness, (viii) materially change the definitions of “Borrowing Base”, “Oil and Gas Properties”, or any of the component definitions thereof in a manner that would materially increase the availability of credit; or (ix) add additional Property as collateral to secure the First Lien Indebtedness unless the Borrower complies with Section 2.3 and the terms of the Second Lien Credit Agreement; and provided further that the holders of the Indebtedness resulting from any such Refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(b) Without the prior written consent of the First Lien Administrative Agent, no Second Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, or Refinanced, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Loan Document or Refinancing, would (i) contravene the provisions of this Agreement, (ii) increase the “Applicable Percentage” or similar component of the interest rate under the Second Lien Loan Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (iii) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Second Lien Loan Documents, (iv) change any default or event of default provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (v) change to earlier dates the redemption, prepayment or defeasance provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (vi) add to the Second Lien Collateral other than as specifically provided by this Agreement, or (vii) otherwise materially increase the obligations of the Borrower or the other loan parties thereunder or confer additional rights on the Second Lien Secured Parties in a manner adverse to the First Lien Secured Parties.  Without prejudice to any rights of the First Lien Secured Parties under the First Lien Credit Agreements, Indebtedness under the Second Lien Loan Documents may be Refinanced if (A) the covenants and events of default of such Refinancing Indebtedness are not materially more restrictive in the aggregate to the Borrower and the other loan parties thereunder and to the First Lien Secured Parties than the terms and conditions of the Indebtedness then outstanding under the Second Lien Credit Agreement, (B) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second Lien Credit Agreement, and (C) the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(c) Each of the Borrower and the Second Lien Administrative Agent agrees that the Second Lien Credit Agreement and each Second Lien Security Instrument shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Administrative Agent.  Each of the Borrower and the First Lien Administrative Agent further agrees that each First Lien Loan Document shall refer to the and be subject to the limitations imposed by this Agreement.

(d) Each of the First Lien Administrative Agent and the Second Lien Administrative Agent shall promptly provide the other with copies of any amendments or waivers of any of the First Lien Loan Documents or the Second Lien Loan Documents, as applicable and, upon request, information regarding the amounts owing by the Borrower and the other obligors thereunder, and the Borrower hereby consents to all such disclosures on behalf of itself and each such other obligor.

7.2 Effect of Refinancing of Indebtedness under First Lien Loan Documents.  If, substantially contemporaneously with the Discharge of First Lien Indebtedness, the Borrower Refinances Indebtedness outstanding under the First Lien Loan Documents and provided that (a) such Refinancing is permitted hereby and (b) the Borrower gives to the Second Lien Administrative Agent, at least ten business days prior to such Refinancing (or such shorter time as may be acceptable to the Second Lien Administrative Agent), written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.2 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Indebtedness shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Indebtedness”) shall automatically be treated as First Lien Indebtedness for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan Documents”) shall automatically be treated as a First Lien Credit Agreement and a First Lien Loan Document and, in the case of New First Lien Loan Documents that are security documents, as a First Lien Security Instrument for all purposes of this Agreement and (iv) the administrative agent (or new lender, if not syndicated) under the New First Lien Loan Documents (the “New First Lien Administrative Agent”) shall be deemed to be the First Lien Administrative Agent for all purposes of this Agreement.  Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Administrative Agent, the Second Lien Administrative Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New First Lien Administrative Agent may reasonably request in order to provide to the New First Lien Administrative Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  The Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien Administrative Agent is appointed to provide that the New First Lien Administrative Agent agrees to be bound by the terms of this Agreement.  In furtherance of Section 2.3, if the New First Lien Indebtedness is secured by assets of the Grantors that do not also secure the Second Lien Indebtedness, the applicable Grantors shall promptly grant a Second Priority Lien on such assets to secure the Second Lien Indebtedness.

7.3 Second Lien Secured Parties Purchase Option.  The First Lien Administrative Agent, on behalf of itself and the holders of First Lien Secured Parties, agrees at any time following the occurrence of (a) the acceleration of the Second Lien Indebtedness, (b) the commencement of any foreclosure proceedings against any of the Collateral or (c) the commencement of Insolvency Proceeding with respect to the Borrower or any Subsidiary (a “Trigger Event”), the Second Lien Lenders shall have the right and option to purchase the entire aggregate amount of outstanding First Lien Indebtedness (including unfunded commitments at par and shall furnish cash collateral to secure letters of credit outstanding under the Original First Lien Credit Agreement, at an amount in cash equal to 105% thereof) without regard to any prepayment penalty or premium, without warranty or representation or recourse other than as provided in standard LSTA documentation for par trades and all then outstanding eligible Swap Agreements at a price equal to the sum of any unpaid amounts then due in respect of such contracts plus a net amount quoted by the First Lien Secured Party to such Swap Agreement that would be paid to assign or novate each such contract in the ordinary course of its business.  To exercise the option following a Trigger Event, the Second Lien Administrative Agent shall deliver a written notice to the First Lien Administrative Agent, which notice shall be deemed an irrevocable offer to the First Lien Secured Parties to purchase the First Lien Indebtedness on the terms set forth in this Section (the “Purchase Notice”).  Upon receipt of a Purchase Notice the parties shall endeavor to close within twenty (20) days after such acceptance (such entire period referred to as the “Purchase Period”).  Neither the First Lien Administrative Agent nor any First Lien Secured Party shall commence any enforcement action during the Purchase Period; provided, however, nothing shall prevent the early termination of a Swap Agreement in accordance with the terms thereof and the netting of amounts due in respect thereof.

7.4 Reinstatement.  If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Indebtedness previously made shall be rescinded for any reason whatsoever, then the First Lien Indebtedness shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

7.5 Further Assurances.  Each of the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Administrative Agent or the Second Lien Administrative Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 8. REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms subject to applicable bankruptcy and other insolvency rules and general principles of equity.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2 Representations and Warranties of Administrative Agent.  Each Administrative Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Credit Agreements or the Second Lien Credit Agreement, as applicable, to enter into this Agreement.

SECTION 9. NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE

9.1 No Reliance; Information.  Each of the First Lien Administrative Agent and the Second Lien Administrative Agent, for itself and on behalf of the respective other Secured Parties, acknowledges that (a) the respective Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Loan Documents to which they are party and (b) the respective Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Loan Document to which they are party.  Except as otherwise specifically provided in this Agreement, the First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to the Borrower or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Indebtedness, that is known or becomes known to any of them or any of their affiliates.  In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

9.2 No Warranties or Liability.  (a) The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Section 8, neither the Second Lien Administrative Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Section 8, neither the First Lien Administrative Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Lien Administrative Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Administrative Agent or any other First Lien Secured Party, and the First Lien Administrative Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Administrative Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

SECTION 10. MISCELLANEOUS

10.1 Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by fax, as follows:

(a) if to the Borrower, to it at 4606 FM 1960 West, Suite 400, Houston, Texas 77069, Attention of Robert P. Munn (Telecopy No. 281-315-8863), with a copy to Thompson & Knight LLP, 919 Third Avenue, 39th Floor, New York, New York 10022, Attention of Matthew Cohen, Esq.;

(b) if to the First Lien Administrative Agent, to CIT Capital USA Inc., 505 Fifth Avenue, 10th Floor, New York, New York 10017 (Fax No. 212-771-6023), Attn:  Margaret Dolan, with a copy to 700 Louisiana, Suite 5200, Houston, Texas 77002 (Fax No. 713-237-8156), Attn:  David Bornstein; and

(c) if to the Second Lien Administrative Agent, to CIT Capital USA Inc., 505 Fifth Avenue, 10th Floor, New York, New York 10017 (Fax No. 212-771-6023), Attn:  Margaret Dolan, with a copy to 700 Louisiana, Suite 5200, Houston, Texas 77002 (Fax No. 713-237-8156), Attn:  David Bornstein.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.1.  Notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

10.2 Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

10.3 Effectiveness; Survival.  This Agreement shall become effective when executed and delivered by the parties hereto.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Each party hereby waives any and all rights it may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

10.4 Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.5 Amendments; Waivers.  (a)  No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.5, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Administrative Agent and the Second Lien Administrative Agent; provided that no such agreement shall amend, modify or otherwise directly affect the rights or obligations of any Grantor without such person’s prior written consent but no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provisions of this Agreement except to the extent its rights or obligations are affected.

10.6 Subrogation.  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees not to assert any rights of subrogation it or they may acquire as a result of any payment by it or them to the First Lien Administrative Agent pursuant to this Agreement, until the Discharge of First Lien Indebtedness has occurred; provided, however, that, as between the Borrower and the other Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment shall be deemed not to reduce any of the Second Lien Indebtedness unless and until the Discharge of First Lien Indebtedness shall have occurred and the First Lien Administrative Agent delivers any such payment to the Second Lien Administrative Agent.

10.7 Applicable Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Texas State court or Federal court of the United States of America sitting in Houston, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such Texas State court or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Texas State court or in any such Federal court.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.8 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9 Parties in Interest.  This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.  No other person shall have or be entitled to assert rights or benefits hereunder.

10.10 Specific Performance.  Each Administrative Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

10.11 Headings.  Article and Section headings used herein and the Table of Contents, if any, hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

10.12 Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.3.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

10.13 Termination.  This Agreement shall automatically terminate upon the Discharge of the First Lien Indebtedness.

10.14 Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand.  None of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Agreement, hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Indebtedness and the Second Lien Indebtedness as and when the same shall become due and payable in accordance with their terms.

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IN WITNESS WHEREOF, the parties hereto, by their respective authorized officers, have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ABC FUNDING, INC.

By: /s/  Carl A. Chase
Carl A. Chase
Chief Financial Officer

CIT CAPITAL USA INC.,
as First Lien Administrative Agent

By: /s/  Brian Kerrigan
Brian Kerrigan
Vice President

CIT CAPITAL USA INC.,
as Second Lien Administrative Agent

By: /s/  Brian Kerrigan
Brian Kerrigan
Vice President

ANNEX I

Provision for the Second Lien Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of September 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, CIT Capital USA Inc., as First Lien Administrative Agent (as defined therein), and CIT Capital USA Inc., as Second Lien Administrative Agent (as defined therein).  Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Second Lien Administrative Agent to enter into the Intercreditor Agreement as Second Lien Administrative Agent and on behalf of such Lender.  The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of Indebtedness under the Second Lien Credit Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Security Instruments

“Reference is made to the Intercreditor Agreement dated as of September 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, CIT Capital USA Inc., as First Lien Administrative Agent (as defined therein), and CIT Capital USA Inc., as Second Lien Administrative Agent (as defined therein).  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

ANNEX II

Subsidiaries of the Borrower

Energy Venture, Inc.

Voyager Gas Corporation